Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 31, 2025 relating to the financial statements appearing in the Annual Report on Form 10-K of Nutex Health Inc. for the year ended December 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Marcum LLP

Houston, Texas
April 15, 2025

Marcum LLP 6002 Rogerdale Road Suite 300 Houston, Texas 77072 Phone 281.223.5500 www.marcumllp.com